Wintrust Financial Corporation Earnings Release Presentation Q3 2020

Q3 2020 Highlights

WINTRUST

Performance Highlights (Q3 2020)	vs. Q2 2020
$107.3 million Net Income	+$85.7 million Net Income
$1.67 Diluted EPS[1]	+$1.33 Diluted EPS[1]
0.99% ROA[3]	+78 bps[2] ROA[3]
10.66% ROE[4]	+849 bps[2] ROE[4]
0.87% Net Overhead Ratio	-6 bps[2] Net Overhead Ratio
62.01% Efficiency Ratio (GAAP)	+88 bps[2] Efficiency Ratio (GAAP)
61.86% Efficiency Ratio (Non-GAAP[5])	+89 bps[2] Efficiency Ratio (Non-GAAP[5])

As of 9/30/2020	vs. 6/30/2020
$43.7 billion Total Assets	+$0.2 billion Total Assets
$32.1 billion Total Loans	+$0.7 billion Total Loans
$35.8 billion Total Deposits	+$0.2 billion Total Deposits

Third Quarter 2020 Highlights as compared to Second Quarter 2020

- Loan growth of $733 million or 9%, on an annualized basis, in the third quarter of 2020 as compared to the second quarter of 2020.
- Provision for credit losses of $25.0 million in the third quarter of 2020. Provision for credit losses decreased by $110.1 million from $135.1 million in the second quarter of 2020.
- Net charge-offs of $9.3 million in the third quarter of 2020, of which $6.4 million were reserves on individually assessed loans as of the prior quarter end, as compared to $15.4 million in the second quarter of 2020.
- Mortgage banking revenue increased by $6.2 million to $108.5 million for the third quarter of 2020 as compared to $102.3 million in the prior quarter.
- Outstanding COVID-19 related loan modifications for customers total approximately $413 million or 1.4% of total loans, excluding Paycheck Protection Program ("PPP") loans, as of September 30, 2020 compared to $1.7 billion or 6.2% as of June 30, 2020.

Other Third Quarter 2020 Highlights

- Recorded a decrease in the value of mortgage servicing rights related to changes in fair value model assumptions, net of derivative contract activity held as an economic hedge, of $3.0 million in the third quarter of 2020 as compared to a decline of $7.4 million in the prior quarter.
- Agreed to settle long standing recourse obligation disputes which resulted in an additional accrual of $3.1 million in the third quarter of 2020, recorded as a reduction to other mortgage banking revenue.
- Accrued $6.3 million of contingent consideration expense related to the previous acquisition of mortgage operations in the third quarter of 2020, as compared to $7.2 million in the prior quarter, which was recorded in other non-interest expense.
- Recorded acquisition related costs of $132,000 in the third quarter of 2020 as compared to $4.9 million in the prior quarter.
- Recorded a $9.0 million state income tax benefit in the third quarter of 2020 related to the settlement of an uncertain tax position. Net of the federal tax impact, the reduction to income tax expense was $7.1 million.

[1] **Diluted EPS**: Net Income Per Common Share - Diluted [2] **Bps**: Basis Points [3] **ROA**: Return on Average Assets
[4] **ROE**: Return on Average Common Equity [5] See Non-GAAP reconciliation on pg. 17

2

Earnings Summary Condensed Income Statement Current Q Difference vs. Current Q Net Income & ROA ($ in Millions) Thousands ($) Q3 2020 Q2 2020 Q3 2019 $107.3 $99.1 Net Interest Income $255,936 $(7,195) $(8,916) $86.0 Key Observations Non-Interest Income $170,593 $8,600 $55,456 1.16% $62.8 • Pre-Provision Net Revenue increased by $15.5 million compared to Net Revenue $426,529 $1,405 $46,540 0.96% 0.99% the prior quarter and $10.8 million as compared to Q3 2019 Non-Interest Expense $264,219 $4,851 $29,665 0.69% $21.7 Pre-Provision Net Revenue $162,310 $(3,446) $16,875 0.21% Provision For Credit Losses $25,026 $(110,027) $14,192 • Income Before Taxes $137,284 $106,581 $2,683 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Income Tax Expense $29,969 $20,925 $(5,511) Net Income $107,315 $85,656 $8,194 Net Income ROA Preferred Stock Dividends1 $10,286 $8,236 $8,236 Net Income Available to Common Shares $97,029 $77,420 $(42) Diluted EPS $1.67 $1.33 $(0.02) Pre-Tax Income, excluding Provision for Credit Losses (Non-GAAP2) ($ in Millions) ROA 0.99% 78 bps -17 bps ROE 10.66% 849 bps -76 bps $165.8 Diluted EPS Trend $162.3 $145.4 $1.69 $1.67 $1.44 $140.0 $1.04 $124.5 $0.34 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Diluted EPS Pre-Tax Income, excluding Provision for Credit Losses 1 Recorded preferred dividends of $10.3 million in Q3 2020 including dividends declared for Q3 2020 as well as a stub period related to the issuance of 2 See Non-GAAP reconciliation on pg. 18 3 preferred stock in Q2 2020. Preferred dividends expected to be declared in Q4 2020 will total $7.0 million.

Loan Portfolio

WINTRUST

Key Observations

- Total loans increased $733 million or 9% on an annualized basis from the prior quarter end and $6.4 billion or 25% as compared to the end of Q3 2019.
- Q3 2020 loan growth was driven by Commercial (excluding PPP loans), Commercial Real Estate and Premium Finance Receivables portfolios up $374 million, $222 million and $148 million, respectively, compared to prior quarter end.
- Before the impact of scheduled payments and prepayments, gross commercial and commercial real estate loan pipelines were estimated to be approximately $1.3 billion to $1.5 billion at September 30, 2020. When adjusted for the probability of closing, the pipelines were estimated to be approximately $850 million to $950 million at September 30, 2020.

Total Loans ($ in Billions)



Year-over-Year Change
$6.4B or 25%
$25.7
4.93%
$26.8
4.69%
$27.8
4.52%
$31.4
3.92%
$32.1
3.53%
9/30/2019
12/31/2019
3/31/2020
6/30/2020
9/30/2020
Total Loans
Average Total Loan Yield

Loan Composition (as of 9/30/2020)



17%
28%
13%
11%
26%
4%
1%
Commercial excl. PPP
Commercial PPP
Commercial Real Estate
Home Equity
Residential Real Estate
Premium Finance Receivables - Commercial
Premium Finance Receivables - Life Insurance

Total Loans as of 9/30/2020 vs. 6/30/2020 ($ in Millions)



$31,403
$374
$44
$222
$(20)
$(43)
$60
$88
$8
$32,136
6/30/2020
Commercial excl. PPP
Commercial PPP
Commercial Real Estate
Home Equity
Residential Real Estate
Premium Finance Receivables - Commercial
Premium Finance Receivables - Life Insurance
Consumer & Other
9/30/2020

4

Deposit Portfolio Key Observations Total Deposits ($ in Billions) • Total deposits increased by $193 million from the prior quarter end. The Year-over-Year Change increase in deposits includes a $272 million increase in MaxSafe money $7.1B or 25% market deposits and a $205 million increase in non-interest bearing $35.7 $35.8 $31.5 deposits, partially offset by a $197 million decrease in wealth $28.7 $30.1 management deposits. 1.43% 1.33% 1.20% • Rate paid on average interest-bearing deposits decreased 20 basis points 0.81% 0.61% from the prior quarter. 9/30/2019 12/31/2019 3/31/2020 6/30/2020 9/30/2020 • Non-interest bearing deposits comprise 29% of total deposits, effectively the same percentage of total deposits as in the second quarter. Total Deposits • The loans to deposits ratio ended the current quarter at 89.7% as Rate Paid on Average Total Interest-Bearing Deposits compared to 88.1% at prior quarter end. Deposit Composition (as of 9/30/2020) Total Deposits as of 9/30/2020 vs. 6/30/2020 ($ in Millions) 14% $205 $229 29% 10% $35,844 $137 $(146) $35,652 26% 9% $(32) 12% $(197) s t s t 020 ing DA sit ke ng osi 020 /2 ear D po ar avi ep /2 /30 B ing De M S f D /30 6 est ar nt ey s o 9 ter Be me on te -In est ge M fica on ter na rti N In Ma Ce nd th e a eal Tim OW W N 5

Net Interest Margin Net Interest Margin (Quarterly Trends) Net Interest Margin, Fully Taxable-Equivalent (Non-GAAP1) 4.53% 4.25% 2.74% 4.13% 0.19% 3.44% 3.39% 3.12% (0.14)% 3.19% 3.14% (0.04)% 2.57% 3.37% 3.17% 3.12% 2.74% 2.57% 2.73% 2.56% (0.18)% 1.56% 1.45% 20 ns P) te ds 20 20 oa PP Ra un 20 1.34% Q2 P L cl. lity e F Q3 PP (ex bi Fre on ld Lia et ld Yie ng N Yie set ari 0.98% As Be ng est rni ter 0.79% Ea In 0.42% 0.39% 0.35% 0.28% 0.24% Key Observations Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 • Q3 2020 net interest income totaled $255.9 million. 2.74% ◦ A decrease of $7.2 million as compared to Q2 2020 and a Net Interest Margin (GAAP) decrease of $8.9 million as compared to Q3 2019. 0.19% Net Interest Margin, Fully Taxable-Equivalent (Non-GAAP1) • Net interest margin (Non-GAAP1) decreased by 17 bps from the prior Earning Assets Yield quarter: (0.04)% 2.57% ◦ Yield on PPP loans down 14 bps. Net Free Funds Contribution ◦ Yield on earning assets excluding PPP down 18 bps. Rate on Interest Bearing Liabilities ◦ Interest bearing liability rate down 19 bps. ◦ Net free funds down 4 bps. 1 See Non-GAAP reconciliation on pg. 17 6 (0.32)% 20 ld te ds 20 20 Yie Ra un 20 Q2 set lity e F Q3 As bi Fre • Q3 2020 net interest income totaled $255.9 million. ng Lia et rni ng N Ea ari Be ◦ A decrease of $7.2 million as compared to Q2 2020 and a est ter decrease of $8.9 million as compared to Q3 2019. In • Net interest margin (Non-GAAP1) decreased by 17 bps from the prior quarter: ◦ Earning assets yield down 32 bps. ◦ Interest bearing liability rate down 19 bps. ◦ Net free funds down 4 bps.

Liquidity Total Average Interest-Bearing Deposits with Banks and Cash Equivalents as a Percentage of Total Average Earning Assets ($ in Billions) $38.7 $39.8 $33.7 $31.2 $32.7 8.4% 8.6% 6.3% 6.7% 4.2% $3.4 $2.0 $2.2 $1.4 $3.2 9/30/2019 12/31/2019 3/31/2020 6/30/2020 9/30/2020 Total Average Earning Assets Total Average Interest-Bearing Cash Total Average Interest-Bearing Deposits with Banks and Cash Equivalents as a % of Total Average Earning Assets Interest-Bearing Deposits with Banks and Cash Equivalents Key Observations Equivalents • We have accumulated excess liquidity in recent quarters and believe 2.15% $3.4 that, if conditions allow for suitable deployment of such excess 1.68% $3.2 liquidity, we could potentially increase our net interest margin by 10 to 1.38% 25 basis points, depending on the mix of earning assets of such $2.2 $2.0 reinvestment. $1.4 0.16% 0.14% • At this point, the Company has decided to maintain a short duration and not significantly invest excess cash into low yielding, long term 9/30/2019 12/31/2019 3/31/2020 6/30/2020 9/30/2020 securities. Average Balance Yield 7

Credit Quality Non-Performing Loans ("NPLs") ($ in Millions) Total Provision for Credit Losses and Net Charge-Offs ("NCOs") ($ in Millions) $188.3 $179.4 $173.1 $135.1 0.20% 0.19% $114.3 $117.6 0.65% 0.60% 0.15% 0.54% $53.0 0.12% 0.44% 0.44% $25.0 $12.7 0.08% $15.4 $9.4$10.8 $7.8 $5.3 $9.3 9/30/2019 12/31/2019 3/31/2020 6/30/2020 9/30/2020 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 NPLs $ NPLs as a % of Total Loans NCOs $ Total Provision for Credit Losses Allowance for Credit Losses at Period-End ($ in Millions) Annualized NCOs as a % of Average Total Loans $373.2 $389.0 Incurred Loss Method CECL 1.19% 1.21% Loan Portfolio by Credit Quality Indicator ($ in Thousands) $253.5 0.91% Increase/ • The Company estimates an increase to the allowance for credit losses $163.3 $158.5 Q3 2020 Q2 2020 Decrease of approximately 30% to 50% at adoption related to its loan portfolios Pass $ 30,184,423 $ 29,434,937 $ 749,486 and related lending commitments. Approximately 80% of the 0.64% 0.59% estimated increase is related to: Special Mention 1,152,316 1,132,666 19,650 Substandard Accrual 638,065 684,184 (46,119) ◦ Additions to existing reserves for unfunded lending-related 9/30/2019 12/31/2019 3/31/2020 6/30/2020 9/30/2020 commitments due to the consideration under CECL of expected Substandard Nonaccrual/Doubtful 160,751 151,116 9,635 utilization by the Company's borrowers over the life of such Total Allowance for Credit Losses Total Loans $ 32,135,555 $ 31,402,903 $ 732,652 commitments. $135.1 ◦ Establishment of reserves for acquired loans which previously Total Allowance for Credit Losses as a % of Total Loans $135.1 161.9% considered credit discounts. $53.0 The Company estimates an insignificant impact at adoption of 8 87.2% $53.0 measuring an allowance for credit losses for other in-scope assets (e.g. $10.8 $7.8 held-to-maturity debt securities). 37$.10% $10.8 $7.8 10.0% 11.4% Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Provision for credit losses - PCD $135.1 Provision for credit losses - non PCD Incurred Loss Method CECL Net charge-offs as a percentage of the provision for credit losses 161.87% $53.0 87.22% $25.0 37.10% $10.8 $7.8 9.98% 11.41% 9/30/2019 12/31/2019 3/31/2020 6/30/2020 9/30/2020 Total Provision for Credit Losses Net Charge-Offs as a % of the Provision for Credit Losses

Credit Quality - CECL Allowance for Credit Losses ($ in Thousands) - 9/30/2020 vs. 6/30/2020 Macroeconomic Scenario Key Model Inputs Qualitative Considerations • Baa Corporate credit spread generally narrows in • Economic Inputs • Improving macroeconomic indicators and the 8-Quarter R&S time period. ◦ Baa Credit Spread conditions Day 1 • Commercial Real Estate Price Index declines ◦ Commercial Real-Estate Price Index • Substantial liquidity in the market through Q4 2020 and recovers thereafter but ◦ GDP • Future expectations regarding current and former Adjustment remains below the Q2 2020 level through Q2 ◦ Dow Jones Total Stock Market Index COVID-19 loan modifications 2022. • Portfolio Characteristics • Low exposure to industries with the highest risk • GDP growth rate stays above potential GDP ◦ Risk Ratings factors • CECL Day 1 • High touch relationships with commercial and growth rate of 1.8% in 2021 and 2022. ◦ Life of Loan transition • Dow Jones U.S. Total Stock Market Index consumer borrowers adjustment increases in Q3 2020 before pulling back in Q4 • Includes ACL for 2020. The index rebounds in Q1 2021 and loans and leases, continues to appreciate through 2022. • The amount of Allowance for Credit Losses was off-balance sheet positively impacted due to improving overall credit exposures macroeconomic outlook. and debt securities Portfolio Economic Changes Factors $35,841 $(20,044) • Changes due to Key Observations • New volume and run-off macroeconomic • Changes in credit quality conditions • Aging of existing portfolio • Shifts in segmentation $373,174 mix $388,971 • Changes in specific reserves • Model imprecision • Net charge-offs 6/30/2020 9/30/2020 9

Credit Quality - COVID-19 Related Modified Loans COVID-19 Related Modified Loans as of 9/30/2020 Chart data below as of 9/30/2020 All Other: 10.7% COVID-19 Related Loan Loan Modified Loan Types Balance Balance Difference Line Increases: 7.0% Commercial Real Estate Retail has ($ shown in Millions) as of 6/30/20 as of 9/30/20 COVID-19 related modified loans as a percentage of its portfolio balance of Interest Only $922 $223 -$699 2.7%. Commercial Real Estate Retail Full Payment Deferral $688 $117 -$571 comprises 4.0% of the Total Loan Interest Only: 54.0% Portfolio excluding PPP Loans. Line Increases $33 $29 -$4 Full Payment Deferral: • COVID-19 related modified loan balances 28.3% decreased $1.3 billion or 77.4% in the third All Other $89 $44 -$45 quarter of 2020 as compared to the prior Total $1,732 $413 -$1,319 quarter. • Full Payment Deferral loans make up 11.2% of COVID-19 related modified loans ($ in Millions) COVID-19 Related Modified Loans Trends as of September 30, 2020, down notably from $1,732 the 39.3% as of June 30, 2020. $1,610 $1,618 $1,471 $1,409 • Full Payment Deferral COVID-19 related modified loans had the single greatest drop of 6.2% $1,160 $1,125 all the categories at 85.8% in the third 5.8% 5.8% $957 quarter of 2020 as compared to the prior 5.2% 5.0% $769 quarter. Retail: 38.8% 4.1% 4.0% $566 $576 $566 3.4% $559 $493 2.7% $413 $437 2.0% 2.0% 2.0% 2.0% 1.7% 1.4% 1.5% 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 0/ 6/ 3/ 0/ 7/ 3/ 0/ 7/ 4/ 1/ 8/ 4/ 1/ 8/ 0/ 5/ /3 /0 /1 /2 /2 /0 /1 /1 /2 /3 /0 /1 /2 /2 /3 /0 Franchise: 61.2% 06 07 07 07 07 08 08 08 08 08 09 09 09 09 09 10 1 Total CMODs Total COVID-19 Related Loan Modifications as a % of Total Loans excl. PPP 1 Total Loans excludes $3.4 billion of PPP loans at 9/30/2020 and $3.3 billion at 6/30/2020 10 1 Total Loans excludes PPP loans 1 Excludes Premium Finance modifications of $12MM as of June 30, 2020 and $21MM as of September 30, 2020.

Commercial and Commercial Real Estate Portfolio

WINTRUST

Loan Portfolio Mix, Growth, and COVID-19 Related Modified Loans as of 9/30/2020 and 6/30/2020 (Commercial and Commercial Real Estate Portfolio)

(Dollars in thousands)	As of 9/30/2020	As of 6/30/2020	Increase/ (Decrease)	COVID-19 Related Modified Loans as of 9/30/2020	COVID-19 Related Modified Loans as a % of Total Balance as of 9/30/2020
Commercial:					
Commercial and industrial	$ 4,540,576	$ 4,240,829	$ 299,747	$ 112,708	2.5 %
PPP	3,379,013	3,335,368	43,645	—	— %
Franchise	964,150	963,531	619	48,875	5.1 %
Mortgage warehouse lines of credit	503,371	352,659	150,712	—	— %
Community Advantage - homeowner associations	252,638	238,277	14,361	—	— %
Asset-based lending	705,588	719,418	(13,830)	23,495	3.3 %
Municipal	477,343	514,256	(36,913)	—	— %
Leases	1,214,988	1,179,014	35,974	39,059	3.2 %
Other	224,697	289,133	(64,436)	—	— %
Commercial, industrial, and other - PCD[1]	14,635	26,747	(12,112)	—	— %
Total Commercial:	**$ 12,276,999**	**$ 11,859,232**	**$ 417,767**	**$ 224,137**	**1.8%**
Commercial real-estate:					
Residential construction	$ 91,836	$ 103,427	$ (11,591)	$ —	— %
Commercial construction	998,144	971,921	26,223	16,031	1.6 %
Land	222,109	209,934	12,175	3,750	1.7 %
Office	1,151,425	1,110,386	41,039	17,397	1.5 %
Industrial	1,108,353	1,045,930	62,423	9,753	0.9 %
Retail	1,137,889	1,101,383	36,506	30,923	2.7 %
Multi-family	1,588,037	1,478,658	109,379	5,172	0.3 %
Mixed use and other	1,995,711	1,980,946	14,765	71,399	3.6 %
Commercial real-estate - PCD[1]	129,638	198,160	(68,522)	3,996	3.1 %
Total Commercial real-estate:	**$ 8,423,142**	**$ 8,200,745**	**$ 222,397**	**$ 158,421**	**1.9%**
Total Commercial and Commercial real-estate	**$ 20,700,141**	**$ 20,059,977**	**$ 640,164**	**$ 382,558**	**1.8%**

[1] **PCD:** Purchased Credit Deteriorated loans

11

Total loans of $32.1 billion Credit Quality - COVID-19 - Select High Impact Industries Select High Impact Industries June 30, 2020 September 30, 2020 As of 6/30/2020 As of 9/30/2020 COVID-19 Loan Balance COVID-19 Loan Balance Loan % of Total Total Loan % of Total Total Related % with Related % with Industry Balance Loans1 Commitment Balance Loans1 Commitment Modified Loan COVID-19 Modified Loan COVID-19 Balance Balance Balances Related Balances Related $ shown in Millions Modifications Modifications Arts Entertainment & Recreation $215 0.8% $280 $231 0.8% $310 $36 16.7% $11 4.8% Dentists, Doctors, & Hospitals $467 1.7% $581 $432 1.5% $556 $128 27.4% $12 2.8% Hotels & Accommodation $174 0.6% $176 $187 0.7% $188 $43 24.7% $25 13.4% Nursing Home & Senior Living $227 0.8% $298 $230 0.8% $294 $5 2.2% $0 —% Oil & Gas $49 0.2% $49 $24 0.1% $25 $5 10.2% $4 16.7% Restaurants & Food Services $1,173 4.2% $1,381 $1,171 4.1% $1,385 $385 32.8% $79 6.7% Social Services $96 0.3% $131 $104 0.4% $147 $7 7.3% $3 2.9% Total $2,401 8.6% $2,896 $2,379 8.3% $2,905 $609 25.4% $134 5.6% Key Observations Key Observations Total Loan Mix1 as of 9/30/2020: Select High Impact Industries • Restaurants & Food Services make up 4.1% of the Total Loans excluding PPP Loans and is primarily made up of Quick Service Restaurants ("QSRs"). Outstanding COVID-19 related loan modifications in Restaurants & Food Services modifications dropped significantly to 6.7% as of September 30, 2020 from 32.8% as of June 30, 2020. Select High Other Loans • Quick Service Restaurants outstanding COVID-19 related loan modifications were $33 million or 0.1% of the Total Loans excluding PPP loans as of Impact Industries September 30, 2020. 172.0% (72.0)% • Dentists, Doctors and Hospitals had outstanding COVID-19 related modifications in Q3 2020 representing 2.8% of the portfolio as of September 30, 2020. This was a material decline from the 27.4% as of June 30, 2020 as more medical offices were able to open. • Hotels & Accommodation make up 0.7% of the Total Loans excluding PPP Loans. 13.4% of the portfolio had outstanding COVID-19 related modifications as of September 30, 2020. Hotels & Accommodation portfolio remains under stress due to the pandemic. 1 Total Loans excludes $3.4 billion of PPP loans at 9/30/2020 and $3.3 billion at 6/30/2020 12

Non-Interest Income

WINTRUST

Non-Interest Income ($ in Millions)


$115.1
$18.2
$10.0
$12.0
$50.9
$24.0
$112.2
$15.8
$11.0
$12.5
$47.9
$25.0
$113.2
$15.7
$11.3
$12.0
$48.3
$25.9
$162.0
$14.9
$10.4
$11.8
$102.3
$22.6
$170.6
$13.9
$11.5
$11.7
$108.5
$25.0
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Wealth Management
Mortgage Banking
Operating Lease Income, net
Service Charges on Deposits
Other[1]

Operating Lease Income, Net ($ in Millions)


$12.0
$228.6
$12.5
$231.2
$12.0
$207.1
$11.8
$237.0
$11.7
$230.4
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Operating Lease Income, Net
Lease Investments, Net (Period-End Balance)

Wealth Management Revenue ($ in Millions)


$24.0
$4.7
$19.3
$26.1
$25.0
$4.9
$20.1
$27.6
$25.9
$5.3
$20.6
$25.0
$22.6
$4.1
$18.5
$27.0
$25.0
$4.6
$20.4
$28.2
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Trust and Asset Management
Brokerage
Assets Under Administration ($ in Billions)

Key Observations

- Non-interest income totaled $170.6 million:
  - An increase of $8.6 million as compared to Q2 2020 and an increase of $55.5 million as compared to Q3 2019.
- Mortgage banking revenue increased by $6.2 million in the third quarter of 2020 as compared to the second quarter of 2020.
  - Loans originated for sale were $2.2 billion at the end of the third quarter of 2020 essentially unchanged from $2.2 billion at the end of the second quarter of 2020.
- Wealth management income increased $2.3 million as compared to Q2 2020 primarily due to increased asset management fees and brokerage commissions.

[1] **Other NII** - includes Interest Rate Swap Fees, BOLI, Administrative Services, FX Remeasurement Gains/(Losses), Early Pay-Offs of Capital Leases, Gains/(losses) on investment securities, net, Fees from covered call options, Trading gains/(losses), net and Miscellaneous.

13

$102.3 $0.0 $0.6 Mortgage Banking $20.4 $20.9 $4.6 Production Revenue ($ in Millions) MSR1 Value and Loans Serviced for Others ($ in Millions) $48.3 $50.9 $4.2 $93.4 $94.1 $10,140 $9.4 $0.1 $47.9 MSR - Payoffs/ $9,188 $14.0 Paydowns $7.0 $8,243 $8,315 LOGIC IN $7,901 $14.5 $94.1 $7.1 $93.4 MSR - Change in Fair Value Model $86.9 MORTGAGE Assumptions $85.6 $3.8 $49.3 4.23% 4.23% Production $40.9 4.06% BANKING $77.2 Revenue $34.6 $75.6 $49.3 $73.5 $41.0 $34.6 REVENUE Servicing Income Mortgage banking production revenue Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 & Other 2.88% 2.78% increased by $0.7 million as mortgage originations for sale NEEDS TO BE MSR $2.3 Capitalization MSRs, at fair value Loans Serviced for Others totaled $2.2 billion in the third Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 MODIFIED $(0.5) $(7.0) $(8.7) $(7.9) quarter of 2020 as compared to $2.2 $(4.1) $(3.0) MSR Hedging billion in the second quarter of 2020. $(14.6) $(8.0) Gains (Losses) Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Production Revenue Production Margin % of MSRs to Loans Serviced for Others 0.96% 1.04% 0.88% 0.84% 0.86% Originations for Sale (Quarterly $ in Millions) Key Observations • Loans originated for sale in the third quarter of 2020 totaled $2.2 $2,211 $2,227 billion essentially unchanged from $2.2 billion in the prior quarter. $622 $636 $1,420 • Production margin remained flat at 4.23% in the third quarter of 2020 $(104.1) $1,245 $1,216 $456 as compared to the prior quarter. $51 $459 $443 $4 $1,589 $1,591 • Origination volume mix in Q3 2020: $913 $782 $773 ◦ 41% Purchases / 59% Refinances • As compared to origination volume mix in Q2 2020: Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 ◦ 30% Purchases / 70% Refinances Retail Originations Correspondent Originations Veterans First Originations 1 MSR: Mortgage Servicing Right 14

Non-Interest Expense

WINTRUST

Trending Non-Interest Expense ($ in Millions)


$234.6
$249.6
$234.6
$259.4
$264.2
$28.5
$6.5
$8.0
$8.9
$13.4
$15.0
$13.3
$141.0
$34.5
$7.6
$7.7
$9.8
$12.5
$17.1
$14.5
$145.9
$30.2
$8.4
$6.7
$9.3
$10.9
$17.5
$14.8
$136.8
$37.4
$10.4
$7.7
$9.3
$7.7
$16.9
$15.8
$154.2
$37.6
$5.7
$6.5
$9.4
$7.9
$15.8
$17.3
$164.0
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Salaries and Employee Benefits
Equipment
Occupancy, net
Advertising and Marketing
Operating Lease Equipment
Professional Fees
Data Processing
Other[1]

Expense Management Ratios


1.40%
1.53%
1.33%
0.93%
0.87%
61.59%
66.56%
61.67%
60.97%
61.86%
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Net Overhead Ratio[2]
Efficiency Ratio (Non-GAAP[3])

Non-Interest Expense - Current Quarter vs. Prior Quarter ($ in Millions)


$259.4
$9.9
$1.4
$(1.1)
$(4.7)
$(1.2)
$0.5
$264.2
Q2 2020
Salaries and Employee Benefits
Equipment
Occupancy, net
Data processing
Professional fees
All Other Expenses
Q3 2020

Q3 2020 Key Observations

- Salary and employee benefits increase comprised of:
  - $4.8 million in employee benefits expense.
  - $2.8 million in salaries.
  - $2.3 million in commissions and incentive compensation.
- Data Processing decrease of $4.7 million relates primarily to conversion costs of $4.5 million associated with the Countryside Bank acquisition recognized in the second quarter of 2020.
- Professional Fees decrease of $1.2 million relates primarily to lower legal and consulting fees during the period.

[1] **Other NIE** - includes amortization of other intangible assets, FDIC insurance, OREO expense, net, Commissions (3rd Party Brokers), Postage and Miscellaneous

[2] **Net Overhead Ratio** - The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

[3] See Non-GAAP reconciliation on pg.17

15

Capital

WINTRUST

Q3 2020 Key Observations

- Tangible book value per common share increased $1.47 from the prior quarter-end and increased $2.54 or 5.2% from Q3 2019.
- Recorded preferred dividends of $10.3 million in Q3 2020 including dividends declared for Q3 2020 as well as a stub period related to the issuance of preferred stock in Q2 2020. Preferred dividends expected to be declared in Q4 2020 will total $7.0 million.
- Risk-based capital ratios were not impacted by PPP as PPP loans are 0% risk weighted assets. However, the Tier 1 Leverage Ratio remains negatively impacted by significant growth in Total Assets related to the $3.4 billion increase in PPP loans.
- Company's capital levels remain adequate and will evaluate if it is prudent to resume repurchasing common stock.
- Q3 2020 dividend of $0.28 per common share up 12% from Q3 2019.
- Completed a preferred stock issuance in Q2 2020 which generated proceeds of $278.4 million, net of the underwriting discount, which contributed to increased Tier 1 and Total Capital ratios.

Capital Adequacy

	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
Common equity tier 1 capital ratio[1]	9.3%	9.2%	8.9%	8.8%	8.9%
Tier 1 capital ratio[1]	9.7%	9.6%	9.3%	10.1%	10.1%
Total capital ratio[1]	12.4%	12.2%	11.9%	12.8%	12.8%
Tier 1 leverage ratio[1]	8.8%	8.7%	8.5%	8.1%	8.2%
Tangible book value per common share (Non-GAAP[2])	$49.16	$49.70	$50.18	$50.23	$51.70

Strong Capital Levels



Estimated Excess Capital Above Conservation Buffer ($ in Millions)
Common equity tier 1 capital[1]
4.50%
2.50%
7.00%
8.9%
$657
Tier 1 capital ratio[1]
6.00%
2.50%
8.50%
10.1%
$555
Total capital ratio[1]
8.00%
2.50%
10.50%
12.8%
$784
Minimum Requirement
Product Conservation Buffer
WTFC

[1] Ratios for Q3 2020 are estimated

[2] See Non-GAAP reconciliation on pg.18

16

Non-GAAP Reconciliation

WINTRUST

Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio ($ in Thousands):	Three Months Ended September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	Nine Months Ended September 30, 2020	September 30, 2019
(A) Interest Income (GAAP)	**$ 311,156**	**$ 329,816**	**$ 344,067**	**$ 349,731**	**$ 354,627**	**$ 985,039**	**$ 1,035,411**
Taxable-equivalent adjustment:							
- Loans	481	576	860	892	978	1,917	3,043
- Liquidity Management Assets	546	538	551	573	574	1,635	1,707
- Other Earning Assets	1	3	2	1	5	6	8
(B) Interest Income (non-GAAP)	**$ 312,184**	**$ 330,933**	**$ 345,480**	**$ 351,197**	**$ 356,184**	**$ 988,597**	**$ 1,040,169**
(C) Interest Expense (GAAP)	**$ 55,220**	**$ 66,685**	**$ 82,624**	**$ 87,852**	**$ 89,775**	**$ 204,529**	**$ 242,371**
(D) Net Interest Income (GAAP) (A minus C)	**$ 255,936**	**$ 263,131**	**$ 261,443**	**$ 261,879**	**$ 264,852**	**$ 780,510**	**$ 793,040**
(E) Net Interest Income (non-GAAP) (B minus C)	**$ 256,964**	**$ 264,248**	**$ 262,856**	**$ 263,345**	**$ 266,409**	**$ 784,068**	**$ 797,798**
Net interest margin (GAAP)	**2.56%**	**2.73%**	**3.12%**	**3.17%**	**3.37%**	**2.79%**	**3.56%**
Net interest margin, fully taxable-equivalent (non-GAAP)	**2.57%**	**2.74%**	**3.14%**	**3.19%**	**3.39%**	**2.80%**	**3.58%**
(F) Non-interest income	$ 170,593	$ 161,993	$ 113,242	$ 112,220	$ 115,137	$ 445,828	$ 294,952
(G) Gains (losses) on investment securities, net	411	808	(4,359)	587	710	(3,140)	2,938
(H) Non-interest expense	264,219	259,368	234,641	249,591	234,554	758,228	678,535
Efficiency ratio (H/(D+F-G))	**62.01%**	**61.13%**	**61.90%**	**66.82%**	**61.84%**	**61.67%**	**62.53%**
Efficiency ratio (non-GAAP) (H/(E+F-G))	**61.86%**	**60.97%**	**61.67%**	**66.56%**	**61.59%**	**61.49%**	**62.26%**

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles ("GAAP") in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company's performance. Management believes that these measures and ratios provide users of the Company's financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company's operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

17

Non-GAAP Reconciliation

WINTRUST

	Three Months Ended					Nine Months Ended	
Reconciliation of Non-GAAP Tangible Common Equity ($'s and Shares in Thousands):	**September 30, 2020**	**June 30, 2020**	**March 31, 2020**	**December 31, 2019**	**September 30, 2019**	**September 30, 2020**	**September 30, 2019**
Total shareholders' equity (GAAP)	**$ 4,074,089**	**$ 3,990,218**	**$ 3,700,393**	**$ 3,691,250**	**$ 3,540,325**		
Less: Non-convertible preferred stock (GAAP)	(412,500)	(412,500)	(125,000)	(125,000)	(125,000)		
Less: Intangible assets (GAAP)	(683,314)	(685,581)	(687,626)	(692,277)	(627,972)		
(I) Total tangible common shareholders' equity (non-GAAP)	**$ 2,978,275**	**$ 2,892,137**	**$ 2,887,767**	**$ 2,873,973**	**$ 2,787,353**		
Reconciliation of Non-GAAP Tangible Book Value per Common Share ($'s and Shares in Thousands):							
Total shareholders' equity	**$ 4,074,089**	**$ 3,990,218**	**$ 3,700,393**	**$ 3,691,250**	**$ 3,540,325**		
Less: Preferred stock	(412,500)	(412,500)	(125,000)	(125,000)	(125,000)		
(L) Total common equity	$ 3,661,589	$ 3,577,718	$ 3,575,393	$ 3,566,250	$ 3,415,325		
(M) Actual common shares outstanding	57,602	57,574	57,545	57,822	56,698		
Book value per common share (L/M)	**$63.57**	**$62.14**	**$62.13**	**$61.68**	**$60.24**		
Tangible book value per common share (non-GAAP) (I/M)	**$51.70**	**$50.23**	**$50.18**	**$49.70**	**$49.16**		
Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income ($ in Thousands):							
Income before taxes	$ 137,284	$ 30,703	$ 87,083	$ 116,682	$ 134,601	$ 255,070	$ 363,419
Add: Provision for credit losses	25,026	135,053	52,961	7,826	10,834	213,040	46,038
Pre-tax income, excluding provision for credit losses (non-GAAP)	**$ 162,310**	**$ 165,756**	**$ 140,044**	**$ 124,508**	**$ 145,435**	**$ 468,110**	**$ 409,457**

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles ("GAAP") in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company's performance. Management believes that these measures and ratios provide users of the Company's financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company's operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

18

Forward-Looking Statements This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, such as the impacts of the COVID-19 pandemic, and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2019 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following: • the severity, magnitude and duration of the COVID-19 pandemic and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on our operations and personnel, commercial activity and demand across our business and our customers’ businesses; • the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect the Company’s liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; • the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges; • economic conditions that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates; • negative effects suffered by us or our customers resulting from changes in U.S. trade policies; • the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses; • estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period; • the financial success and economic viability of the borrowers of our commercial loans; • commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin; • the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan losses; • inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio; • changes in the level and volatility of interest rates, the capital markets and other market indices (including developments and volatility arising from or related to the COVID-19 pandemic) that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities; • a prolonged period of near zero interest rates and potentially negative interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability; • competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products; • failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions; • unexpected difficulties and losses related to FDIC-assisted acquisitions; • harm to the Company’s reputation; • any negative perception of the Company’s financial strength; • ability of the Company to raise additional capital on acceptable terms when needed; • disruption in capital markets, which may lower fair values for the Company’s investment portfolio; 19

Forward-Looking Statements • ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith; • failure or breaches of our security systems or infrastructure, or those of third parties; • security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft; • adverse effects on our information technology systems resulting from failures, human error or cyberattacks; • adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors; • increased costs as a result of protecting our customers from the impact of stolen debit card information; • accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions; • ability of the Company to attract and retain senior management experienced in the banking and financial services industries; • environmental liability risk associated with lending activities; • the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation; • losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith; • the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank; • the soundness of other financial institutions; • the expenses and delayed returns inherent in opening new branches and de novo banks; • examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act; • changes in accounting standards, rules and interpretations such as the new CECL standard and related changes to address the impact of COVID-19, and the impact on the Company’s financial statements; • the ability of the Company to receive dividends from its subsidiaries; • uncertainty about the discontinued use of LIBOR and transition to an alternative rate; • a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise; • legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those changes that are in response to the COVID-19 pandemic, including without limitation the CARES Act and the rules and regulations that may be promulgated thereunder; • a lowering of our credit rating; • changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to the COVID-19 pandemic or otherwise; • regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business; • increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment; • the impact of heightened capital requirements; • increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC; • delinquencies or fraud with respect to the Company’s premium finance business; • credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans; • the Company’s ability to comply with covenants under its credit facility; and • fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward- looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases. 20